UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2011

Toys “R” Us, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	1-11609	22-3260693
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Geoffrey Way, Wayne, New Jersey 07470

(Address of Principal Executive Offices, including Zip Code)

(973) 617-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d) Election of a Director. On October 19, 2011, the Board of Directors of Toys “R” Us, Inc. (the “Company”) appointed Richard A. Goodman to the Board of Directors, effective as of October 19, 2011. Mr. Goodman, 62, has served as an Executive Vice President of Global Operations at Pepsico, Inc. since March 2010. From October 2006 to March 2010, Mr. Goodman served as Chief Financial Officer of PepsiCo Inc. Prior to that, from 2003 to October 2006, Mr. Goodman served as Chief Financial Officer of PepsiCo International. He has been a Director of Johnson Controls Inc. since January 23, 2008. Effective as of October 19, 2011, Mr. Goodman replaced Michael Ward on the Company’s Audit Committee. In addition, he will serve as the Chairman of the Audit Committee effective the same date. As consideration for his service on the Board of Directors, Mr. Goodman will be paid an annual retainer of $75,000 (pro-rated for 2011) and he will also receive an annual grant of $100,000 of restricted stock units, which will fully vest one year after the grant date. The restricted stock units shall be granted pursuant to the Toys “R” Us, Inc. 2010 Incentive Plan. In addition, Mr. Goodman will be paid an annual retainer of $20,000 (pro-rated for 2011) for serving as the Chairman of the Company’s Audit Committee.

Signature

Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Toys “R” Us, Inc. (Registrant)
Date: October 19, 2011	By:	/s/ Daniel Caspersen
	Name:	Daniel Caspersen
	Title:	Executive Vice President – Human Resources

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